SECOND EXTENSION AND AMENDMENT AGREEMENT

This Second Extension and Amendment Agreement (“Agreement”), effective as of October 1, 2014 is entered into by and between XSUNX, INC., a Colorado corporation having its principal address at 65 Enterprise, Aliso Viejo, CA 92656 (the “Company”), and ___________ having an address at ___________ (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of that certain Promissory Note (“Original Note”) issued by the Company to Viasystems Corporation, formerly known as Merix Corporation (“Original Holder”), on or about August 27, 2009 in the original principal amount of $456,920.66;

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 30, 2011 between the Holder and the Original Holder, the Original Holder sold, assigned and conveyed all of its right, title and interest in and to the Original Note to the Holder;

WHEREAS, pursuant to that certain Exchange Agreement dated as of November 3, 2011 between the Company and the Holder (“2011 Exchange Agreement”), the Company and the Holder exchanged the Original Note solely for securities consisting of (i) a 10% Promissory Note due on September 30, 2012 (“10% Note”), and (ii) 7,000,000 shares of common stock of the Company, no par value (“Common Stock”); and

WHEREAS, the Company and the Holder exchanged the 10% Note solely for securities consisting of (i) a 12% Promissory Note (“Exchange Note”) and (ii) 500,000 shares (“Shares”) of Common Stock;

WHEREAS, on September 30, 2013 the Company and the Holder subsequently exchanged the Exchange Note solely for securities consisting of an Amended and Restated 12% Promissory Note  (the “A&R Note”);

WHEREAS, the Borrower is unable to repay the balance of the A&R Note on the date hereof and has requested a forbearance from the Holder from enforcing the A&R Note by extending the Maturity Date under the A&R Note; and the parties hereto wish to so extend the maturity date of the A&R Note in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Amendments.

a.

Extension of Maturity Date.  Subject to the terms hereof, the Maturity Date under the A&R Note is hereby extended until September 30, 2015, and all amounts due under the A&R Note shall be paid on or prior to such date.

b.

Conversion.  The A&R Note shall remain convertible into shares of common stock of the Company on the terms and conditions contained in the A&R Note.

2.

Capitalization.

a.

Capitalization.  The accrued and unpaid interest and expenses incurred to date under the A&R Note as of the date hereof shall be capitalized as of the date hereof, such that the outstanding principal amount of the A&R Note as of the date hereof is hereby amended to equal $252,335.

3.

Representations and Warranties. The Company hereby makes the following representations and warranties to the Holder:

a.

 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

b.

 No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii) above, such as could not have or reasonably be expected to result in a material adverse effect.

c.

Filings, Consents and Approvals.  Except for the filing of Form 8-K with the Securities and Exchange Commission (“SEC”) as may be required, the Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement.  No further approval or authorization of any stockholder, the Board of Directors or others is required.

d.

No Inside Information.  Neither the Company nor any person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

e.

No Additional Consideration.  Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the the A&R Note.

f.

 Survival. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

4.

Holding Period for A&R Note.

a.

Rule 144.  Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period of the A&R Note tacks back to August 27, 2009 (the original issue date of the Original Note).  The Company agrees not to take a position contrary to this paragraph.  The Company is not currently, and has never been, an issuer of the type described in Rule 144(i) under the Securities Act.

b.

Not Affiliate.  The Company represents and warrants to the Holder that (i) the Holder is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or, to the Company’s knowledge, a direct beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) the Holder has not, directly or indirectly, controlled, been controlled by or been under common control with the Company.

5.

Public Information.  So long as the A&R Note is outstanding, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

6.

Miscellaneous.

a.

This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

b.

This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal and state courts sitting in the County of New York, State of New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

c.

Each of the Holder and the Company hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

COMPANY:
XSUNX, INC.
By:
Name:	Tom Djokovich
Title:	CEO

HOLDER:
By:
Name:
Title: